UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 15, 2025 (December 11, 2025)

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT 84087 (Address of principal executive offices) (zip code)

(424) 394-1090 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities.

On December 11, 2025, the Company issued 699,977 shares of its common stock (“Initial Shares”) to LendSpark Corporation (“LendSpark”) pursuant to the terms of a settlement agreement entered into between the Company and LendSpark on December 1, 2025 (“Settlement Agreement”).   The Settlement Agreement settled $491,384.00 due and owing from Foreland Refining Corporation, the Company’s wholly-owned subsidiary, to LendSpark pursuant to the terms of the business loan and security agreement dated May 16, 2024.   In addition to the Initial Shares, LendSpark is entitled to the issuance of an additional 699,977 shares of its common stock (“Additional Shares”) in full settlement of all amounts due to LendSpark pursuant to the terms of the Settlement Agreement.  The Company also issued an additional 70,000 shares of its common stock to LendSpark for fees incurred by LendSpark in connection with the settlement.  All of the shares described above were issued pursuant to Section 3(a)(10) of the Securities Act.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

99.1Settlement Agreement dated December 1, 2025 between Sky Quarry Inc. and LendSpark Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: December 15, 2025	By: /s/Marcus Laun
Name:Marcus Laun
Title:Interim Chief Executive Officer and President